Exhibit 10.27

BIOHEART, INC.
OMNIBUS EQUITY COMPENSATION PLAN

ARTICLE I
GENERAL PROVISIONS
     1.1 The Plan is designed for the benefit of the directors, executives and key employees of the Company (i) to attract and retain for the Company personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.
     1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; (viii) Other Stock-Based Awards; and (ix) other forms of equity-based compensation as may be provided and are permissible under this Plan and the law.
     1.3 The Plan shall be effective on May 28, 2008 (the “Effective Date”), subject to the approval of the Plan by a majority of the votes cast by the holders of the Company’s Common Stock, which may be voted at the next annual or special shareholder’s meeting. Any Awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant) but shall be conditioned on, and subject to, the approval of the Plan by the Company’s shareholders.
ARTICLE II
DEFINITIONS
     Except where the context otherwise indicates, the following definitions apply:
     2.1 “Acceleration Event” means the occurrence of an event defined in Article XIII of the Plan.
     2.2 “Act” means the Securities Exchange Act of 1934, as amended.
     2.3 “Agreement” means the written agreement evidencing each Award granted to a Participant under the Plan.
     2.4 “Award” means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, a Stock Option, Stock Right, Restricted or Deferred Stock, Stock Award, Performance Share, Other Stock-Based Award, or any combination of the foregoing.
     2.5 “Board” means the Board of Directors of the Company.
     2.6 “Change in Control” shall have the meaning set forth in Section 13.2 of the Plan.

     2.7 “Change in Control Price” shall have the meaning set forth in Section 13.7 of the Plan.
     2.8 “Code” means the Internal Revenue Code of 1986, as amended.
     2.9 “Committee” means the Compensation Committee of the Board.
     2.10 “Company” means Bioheart, Inc., a Florida corporation.
     2.11 “Deferral Period” means the period commencing on the date an Award of Deferred Stock is granted and ending on such date as the Committee shall determine.
     2.12 “Deferred Stock” means the stock awarded under Article IX of the Plan.
     2.13 “Disability” means disability as determined under procedures established by the Committee or in any Award.
     2.14 “Discount Stock Options” means the Nonqualified Stock Options, which provide for an exercise price of less than the Fair Market Value of the Stock at the date of the Award.
     2.15 “Early Retirement” means retirement from active employment with the Company, with the express consent of the Committee, pursuant to the early retirement provisions established by the Committee or in any Award.
     2.16 “Effective Date” shall have the meaning set forth in Section 1.3 of the Plan.
     2.17 “Elective Deferral Period” shall have the meaning set forth in Section 9.3 of the Plan.
     2.18 “Eligible Participant” means any director, executive or key employee of the Company, as shall be determined by the Committee, as well as any other person whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Act or the Committee. For purposes of Article IV and Incentive Stock Options that may be granted hereunder, the term “Eligible Participant” shall be limited to an executive or other key employee meeting the qualifications for receipt of an Incentive Stock Option under the provisions of Section 422 of the Code.
     2.19 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     2.20 “Fair Market Value” means, with respect to any given day, the closing price of the Stock reported on the Nasdaq Global Market tier of The Nasdaq Stock Market for such day, or if the Stock was not traded on the Nasdaq Global Market tier of The Nasdaq Stock Market on such day, then on the next day on which the Stock was traded, all as reported by such source as the Committee may select. The Committee may establish an alternative method of determining Fair Market Value. Notwithstanding the foregoing, the Committee shall, to the extent Section 409A of the Code applies, use a valuation method that satisfies Section 409A and any regulations thereunder.

     2.21 “Incentive Stock Option” means a Stock Option granted under Article IV of the Plan, and as defined in Section 422 of the Code.
     2.22 “Limited Stock Appreciation Rights” means a Stock Right which is exercisable only in the event of a Change in Control, as described in Section 6.8 of this Plan, which provides for an amount payable solely in cash, equal to the excess of the Stock Appreciation Right Fair Market Value of a share of Stock on the day the Stock Right is surrendered over the price at which a Participant could exercise a related Stock Option to purchase the share of Stock.
     2.23 “Nonqualified Stock Option” means a Stock Option granted under Article V of the Plan.
     2.24 “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after age 65, or pursuant to such other requirements as may be established by the Committee or in any Award.
     2.25 “Option Grant Date” means, as to any Stock Option, the latest of:
          (a) the date on which the Committee grants the Stock Option to the Participant;
          (b) the date the Participant receiving the Stock Option becomes an employee of the Company or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or
          (c) such other date (other than the dates described in (i) and (ii) above) as the Committee may designate.
     2.26 “Other Stock-Based Award” means an Award under Article XII of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.
     2.27 “Participant” means an Eligible Participant to whom an Award of equity-based compensation has been granted and who has entered into an Agreement evidencing the Award.
     2.28 “Performance Share” means an Award under Article XI of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Stock, or any combination thereof, upon achievement of such Performance Objectives during the Performance Period as the Committee shall establish at the time of such Award or thereafter.
     2.29 “Performance Objectives” shall have the meaning set forth in Article XI of the Plan.
     2.30 “Performance Period” shall have the meaning set forth in Article XI of the Plan.
     2.31 “Plan” means the Bioheart, Inc. Omnibus Equity Compensation Plan, as amended from time to time.

     2.32 “Related Stock Appreciation Right” shall have the meaning set forth in Section 6.1 of the Plan.
     2.33 “Restricted Stock” means an Award of Stock under Article VIII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
     2.34 “Restriction Period” means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.
     2.35 “Retirement” means Normal or Early Retirement.
     2.36 “Stock” means shares of common stock par value $.001 per share of the Company, as may be adjusted pursuant to the provisions of Section 3.10.
     2.37 “Stock Appreciation Right” means a Stock Right, as described in Article VI of this Plan, which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Right is exercised over the price at which the Participant could exercise a related Stock Option to purchase the share of Stock; provided that, such price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.
     2.38 “Stock Appreciation Right Fair Market Value” means a value established by the Committee for the exercise of a Stock Appreciation Right or a Limited Stock Appreciation Right.
     2.39 “Stock Award” means an Award of Stock granted in payment of compensation, as provided in Article X of the Plan.
     2.40 “Stock Option” means an Award under Article IV or V of the Plan of an option to purchase Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
     2.41 “Stock Right” means an Award under Article VI of the Plan. A Stock Right may be either a Stock Appreciation Right or a Limited Stock Appreciation Right.
     2.42 “Termination of Employment” means the discontinuance of employment of a Participant with the Company. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Awards that during the limited period of exercisability following Termination of Employment, the Award may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Award would have become exercisable had the Termination of Employment not occurred. Notwithstanding the foregoing, Termination of Employment shall, for purposes of any payment under an Award to which Section 409A of Code applies, have the same meaning as “separation from service” under Section 409A (and any regulations thereunder).
ARTICLE III
ADMINISTRATION
     3.1 This Plan shall be administered by the Committee. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee or Board during which action is taken with respect to the granting of an Award to such member. The Committee, in its discretion, may delegate to one or more of its members such of its powers, as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law. The Board, in its discretion, may require that all or any final actions or determinations by the Committee be made by or be subject to approval or ratification by the Board before becoming effective. To the extent all or any decisions, actions, or determinations relating to the administration of the Plan are made by the Board, the Board shall have all power and authority granted to the Committee in this Article and otherwise in this Plan, and for these purposes, all references to the “Committee” herein shall be deemed to include the Board.
     3.2 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Stock Options, Stock Rights, shares of Stock or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.
     3.3 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.
     3.4 Without limiting the foregoing Sections 3.1, 3.2 and 3.3, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Award in the event of an Acceleration Event as defined in Article XIII. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Award and the Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.4 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Award Agreement, or by taking action with respect to individual Participants.
     3.5 The aggregate number of shares of Stock, which are reserved for issuance under the Plan, shall be five million (5,000,000). The aggregate number of shares of stock reserved for issuance under the plan shall be adjusted in accordance with Section 3.10.
          (a) If, for any reason, any shares of Stock or Performance Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Right or Performance Share, or any other termination of an Award without payment being made in the form of Stock (whether or not Restricted Stock), such shares of Stock or Performance Shares shall not be charged against the aggregate number of shares of Stock available for Award under the Plan, and shall again be available for Award under the Plan.
          (b) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.
          (c) To the extent a Stock Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock (whether or not Restricted Stock), the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to an Award under the Plan, and shall again be available for Award under the Plan.
     3.6 Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to and incorporate (by reference or otherwise) the applicable terms and conditions of the Plan, and any other terms and conditions (not inconsistent with the Plan) required by the Committee.
     3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:
          (a) the listing of such shares on any stock exchange on which the Stock may then be listed; and
          (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.
     3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     3.9 Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.
     3.10 If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or its Subsidiaries or sale or other disposition by the Company or its Subsidiaries of all or a portion of its assets, any other change in the Company’s or its Subsidiaries’ corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other Company; or new, different or additional shares or other securities of the Company or of any other Company being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:
          (a) the limitation of the aggregate number of shares of Stock that may be awarded as set forth in Sections 3.5, 3.15, and 4.1(e) (to the extent permitted under Section 422 of the Code) of the Plan;
          (b) the number of shares and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;
          (c) the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Rights; and
          (d) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of (i) each Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code and (ii) any Award that is subject to Section 409A of the Code shall comply with Section 409A and any regulations thereunder.
     3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Any payments required under this Section 3.11 that are subject to Section 409A of the Code shall be made by the end of year following the year in which the expenses and liabilities were incurred.
     3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer.
     3.13 The Committee shall be authorized to make adjustments in a performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect or comply with applicable law. In the event the Company (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another Company or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
     3.14 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if (a) the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.
     3.15 Subject to the limitations of Section 3.5, the maximum number of shares of Stock with respect to which an Award or Awards of Stock Options and/or Stock Rights under the Plan may be granted during any calendar year to any participant shall be five hundred thousand (500,000) shares.
ARTICLE IV
INCENTIVE STOCK OPTIONS
     4.1 Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to Eligible Participants, each of whom may be granted one or more such Incentive Stock Options at such time or times determined by the Committee following the Effective Date until the ten (10) year anniversary of the Effective Date, subject to the following conditions:
          (a) The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.
          (b) The Incentive Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within ten (10) years from the Option Grant Date, or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and related Stock Right shall lapse and cease to be exercisable upon, or within such period following, a Termination of Employment as shall have been determined by the Committee and as specified in the Incentive Stock Option Award Agreement or its related Stock Right Award Agreement; provided, however, that such period following a Termination of Employment shall not exceed three (3) months unless employment shall have terminated:
               (i) as a result of death or Disability, in which event, such period shall not exceed one year after the date of death or Disability; and
               (ii) as a result of death, if death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Right was still exercisable, in which event, such period shall not exceed one year after the date of death;
provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option or any related Stock Right.
          (c) The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars ($100,000); provided, however, to the extent permitted under Section 422 of the Code:
               (i) if a Participant’s employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and
               (ii) if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such stock Option as a Nonqualified Stock Option.
          (d) Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option Grant Date the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option Grant Date.
          (e) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.
     4.2 The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.
     4.3 If the Incentive Stock Option Award Agreement so provides, the Committee may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.
ARTICLE V
NONQUALIFIED STOCK OPTIONS
     5.1 One or more Stock Options may be granted as Nonqualified Stock Options to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.
     5.2 The Nonqualified Stock Option price per share of Stock shall be established in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Option Grant Date.
     5.3 The Nonqualified Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, that, in any event, the Nonqualified Stock Option and the related Stock Right shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Nonqualified Stock Option Award Agreement or Stock Right Award Agreement; provided, however, that such period following Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

          (a) as a result of Retirement or Disability, in which event, such period shall not exceed one year after the date of Retirement or Disability, or within such longer period as the Committee may specify; and
          (b) as a result of death, or if death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option or Stock Right was still exercisable, in which event, such period may exceed one year after the date of death, as provided by the Committee or in the Award Agreement.
     5.4 The Nonqualified Stock Option Award Agreement may include any other terms and conditions not inconsistent with this Article V or with Article VII, as determined by the Committee.
ARTICLE VI
STOCK APPRECIATION RIGHTS
     6.1 A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan (a “Related Stock Appreciation Right”), or may be granted independent of any related Incentive or Nonqualified Stock Option.
     6.2 A Related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option (or a portion thereof) and to receive in exchange therefor a payment in cash or shares of Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.
     6.3 Each Related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, if any, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of a Related Stock Appreciation Right related to an Incentive Stock Option must be concurrent with the grant of the Incentive Stock Option. With respect to Nonqualified Stock Options, the grant of a Related Stock Appreciation Right either may be concurrent with the grant of the Nonqualified Stock Option, or (to the extent consistent with the exemption for stock appreciation rights under the Section 409A regulations) subsequent to the grant of the Nonqualified Stock Option, in connection with a Nonqualified Stock Option previously granted under Article V, which is unexercised and has not terminated or lapsed.
     6.4 The Committee shall have the sole discretion to determine, in each case whether the payment with respect to the exercise of a Stock Appreciation Right shall be made in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise of the Stock Appreciation Right. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

     6.5 The Committee shall have sole discretion as to the timing of any payment made in cash, Stock, or a combination thereof upon exercise of a Stock Appreciation Right. Payment may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), be made in a lump sum, in annual installments or may be otherwise deferred and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.
     6.6 Upon the exercise of a Related Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.
     6.7 The Committee, in its sole discretion, may, to the extent consistent with the exemption for stock appreciation rights under the Section 409A regulations, also provide that, in the event of a Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.
     6.8 In its sole discretion, the Committee may grant Limited Stock Appreciation Rights under this Article VI. Limited Stock Appreciation Rights shall become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee, in its sole discretion, may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash. A Limited Stock Appreciation Right shall entitle the holder of the related Stock Option to surrender such Stock Option, or any portion thereof, to the extent unexercised, in respect of the number of shares of Stock as to which such Limited Stock Appreciation Right is exercised, and to receive a cash payment equal to the difference between (a) the Stock Appreciation Right Fair Market Value (at the date of surrender) of a share of Stock for which the surrendered Stock Option or portion thereof is then exercisable, and (b) the price at which a Participant could exercise a related Stock Option to purchase the share of Stock. Such Stock Option shall, to the extent so surrendered, thereupon cease to be exercisable. A Limited Stock Appreciation Right shall be subject to such further terms and conditions as the Committee shall, in its sole discretion, deem appropriate.
ARTICLE VII
INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS
     7.1 Each Stock Option and Stock Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option or Stock Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.
     7.2 An Incentive Stock Option and its related Stock Right, if any, shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. A Nonqualified Stock Option and its related Stock Right, if any, shall be subject to the transferability and exercisability restrictions of the immediately preceding sentence unless otherwise determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

     7.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock (or other evidence of ownership of Stock satisfactory to the Company) with a Fair Market Value equal to the exercise price of the Stock Option as payment.
     7.4 No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options. To the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), the Committee may provide, however, that a Participant to whom a Stock Option has been granted which is exercisable in whole or in part at a future time shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option or the related Stock Right. Such amounts (herein called “dividend equivalents”) may, in the discretion of the Committee, be:
          (a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option if it shall not have been fully exercised; or
          (b) converted into contingently credited shares of Stock (with respect to which dividend equivalents may accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee. Such Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.5.
     7.5 The Committee may, in its sole discretion consistent with Section 409A of the Code (and any regulations thereunder), authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.
     7.6 In the event of death or Disability, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the exercise price of the Option in consideration of the surrender of the Stock Option.
     7.7 If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum Federal and State income and employment tax liability arising from the Stock Option exercise transaction.

     7.8 The Committee may, to the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of Awards under the Plan.
ARTICLE VIII
RESTRICTED STOCK
     8.1 Restricted Stock Awards may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Restricted Stock may be made either alone, in addition to or in conjunction with other Awards granted under the Plan and/or cash payments made outside of the Plan.
     8.2 With respect to Awards of Restricted Stock, the Committee shall:
          (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;
          (b) determine the length of the Restriction Period;
          (c) determine any restrictions applicable to the Restricted Stock such as service or performance, other than those set forth in this Article VIII;
          (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and
          (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.
     8.3 Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such other period as the Committee may specify) after the date of the Award of Restricted Stock, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required.

The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient has executed a Restricted Stock Award Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.
     8.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Award Agreement, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.
     8.5 Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.
     8.6 To the extent not otherwise provided in a Restricted Stock Award Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant’s Restricted Stock.
     8.7 In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant’s Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.
     8.8 The certificates representing shares of Restricted Stock may either:
          (a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock; and/or
          (b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.
     8.9 Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights, and the right to receive any dividends; provided, however, the Committee may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be withheld by the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

     8.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.
     8.11 In order to better ensure that Award grants actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee consistent (where applicable) with Section 409A of the Code (and any regulations thereunder).
ARTICLE IX
DEFERRED STOCK
     9.1 Shares of Deferred Stock (together with cash dividend equivalents, if so determined by the Committee) may be issued either alone or in addition to other Awards granted under the Plan in the discretion of the Committee. The Committee shall determine the individuals to whom, and the time or times at which, such Awards will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Deferred Stock Award, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may condition Awards of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine. Any such Award that is subject to Section 409A of the Code shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).
     9.2 Deferred Stock Awards shall be subject to the following terms and conditions:
          (a) Subject to the provisions of this Plan and the applicable Deferred Stock Award Agreement, Deferred Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period defined in Section 9.3), share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock Award. Notwithstanding the foregoing, based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee, at or after the date of the grant, may accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such Deferred Stock Award.
          (b) Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award if such shares of Stock had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Deferred Stock Award.

          (c) Except to the extent otherwise provided in this Plan or in the applicable Deferred Stock Award Agreement, upon Termination of Employment during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the Participant; provided, however, the Committee may provide for accelerated vesting in the event of Termination of Employment due to death, Disability or Retirement, or in the event of hardship or other special circumstances as the Committee deems appropriate.
          (d) The Committee may require that a designated percentage of the total Fair Market Value of the shares of Deferred Stock held by one or more Participants be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the federal and state income and employment tax withholding obligations that arise at the time the Deferred Stock becomes free of all restrictions; provided, that for any Award of Deferred Shares subject to Section 409A of the Code, any such offset or payment may only be made to the extent permitted under Section 409A (or any regulations thereunder). The designated percentage shall be equal to the income and employment tax withholding rate in effect at the time under federal and applicable state laws.
          (e) The Committee may provide one or more Participants subject to the mandatory cash payment with an election to receive an additional percentage of the total value of the Deferred Stock in the form of a cash payment in lieu of the issuance of Deferred Stock. The additional percentage shall not exceed the difference between fifty percent (50%) and the designated percentage cash payment.
          (f) The Committee may impose such further terms and conditions on partial cash payments with respect to Deferred Stock as it deems appropriate.
     9.3 A Participant may elect to further defer receipt of Deferred Stock for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee consistent with Section 409A of the Code. Such election must be made at such time as may be permitted under Section 409A (and any regulations thereunder). The deferral of any Award under this Section 9.3 shall comply and be administered consistent with Section 409A. Notwithstanding anything herein to the contrary, in no event will any deferral of any Award be allowed if the Committee determines that the deferral would result in a violation of the requirements of Section 409A for deferral elections and/or the timing of payments. Any deferral election may be reformed by the Committee to the extent necessary or appropriate to comply with the requirements of Section 409A.
     9.4 Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Award Agreement.
     9.5 In order to better ensure that the Award actually reflects the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion consistent with Section 409A of the Code (where applicable), for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE X
STOCK AWARDS
     10.1 A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including, without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.
     10.2 For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.
     10.3 Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or (to the extent consistent with Section 409A of the Code and any regulations thereunder) at any time subsequent thereto or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock (as adjusted under Section 3.10) if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted. Any issuance payable in shares of Stock under the terms of a Stock Award, at the discretion of the Committee, may be paid in cash on each date on which delivery of shares of Stock would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares of Stock which would otherwise have been delivered.
     10.4 A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Award Agreement in such form as the Committee shall determine.
ARTICLE XI
PERFORMANCE SHARES
     11.1 Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

     11.2 With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:
          (a) determine and designate from time to time those Participants to whom Awards of Performance Shares are to be made;
          (b) determine the performance period (the “Performance Period”) and/or performance objectives (the “Performance Objectives”) applicable to such Awards;
          (c) determine the form of settlement of a Performance Share; and
          (d) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.15.
     11.3 Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.
     11.4 The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. Performance Objectives shall include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) operating income; (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (c) earnings; (d) cash flow; (e) market share; (f) sales or revenue; (g) expenses; (h) profit/loss or profit margin; (i) working capital; (j) return on equity or capital; (k) earnings per share; (l) stock price; (m) price/earnings ratio; (n) debt or debt-to-equity; (o) balance sheet measurements; (p) cash or assets; (q) liquidity; (r) economic value added (“EVA”); (s) operations; (t) mergers and acquisitions or divestitures; (y) development status of product candidates; and (z) status of clinical trials. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.
     11.5 The Committee shall determine for each Participant the number of Performance Shares which shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part.

     11.6 If a Participant terminates service with the Company during a Performance Period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Company; provided, however, the Committee may, in its sole discretion, provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.
     11.7 Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant Performance Period.
     11.8 The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Award Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.
ARTICLE XII
OTHER STOCK-BASED AWARDS
     12.1 Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Rights, Restricted Stock, Deferred Stock or Stock Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified Performance Period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.
     12.2 Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:
          (a) Subject to the provisions of this Plan and the Award Agreement, shares of Stock subject to Awards made under this Article XII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
          (b) Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Award under this Article XII shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

          (c) Any Award under this Article XII and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
          (d) Upon the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an Award under this Article XII.
          (e) Each Award under this Article XII shall be confirmed by, and subject to the terms of, an Award Agreement.
          (f) Stock (including securities convertible into Stock) issued on a bonus basis under this Article XII may be issued for no cash consideration.
          (g) Any such Award that is subject to Section 409A of the Code shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).
     12.3 Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:
          (a) The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.
          (b) Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the Award Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof; provided, that if such Award is subject to Section 409A of the Code, it shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).
          (c) The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.
ARTICLE XIII
ACCELERATION EVENTS
     13.1 For the purposes of the Plan, an Acceleration Event shall occur in the event of a “Change in Control”.
     13.2 A “Change in Control” shall be deemed to have occurred if:
          (a) Any “Person” as defined in Section 3(a)(9) of the Act, including a “group” (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company and (including any trustee of such plan acting as trustee) who:

               (i) makes a tender or exchange offer for any shares of the Company’s Stock (as defined below) pursuant to which any shares of the Company’s Stock are purchased (an “Offer”); or
               (ii) together with its “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Act) becomes the “Beneficial Owner” (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Company’s Stock (an “Acquisition”);
          (b) The shareholders of the Company approve a definitive agreement or plan (i) to merge or consolidate the Company with or into another Company and (x) the Company shall not be the surviving corporation or (y) the Company shall be the surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (ii) to sell or otherwise dispose of 50% or more of its assets, or (iii) to liquidate the Company;
          (c) The Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person; or
          (d) When, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, the individuals who, prior to such transaction, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof.
     13.3 Upon the occurrence of an Acceleration Event, the Committee may, in its discretion, declare that all then outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid as soon as practicable as follows:
          (a) all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to result in payment of one hundred percent (100%) of the Performance Shares covered by the Award; and
          (b) the applicable Performance Period shall be deemed to have ended on the date of the Acceleration Event;
          (c) the payment to the Participant shall be the amount determined either by the Committee, in its sole discretion, or in the manner stated in the Award Agreement. This amount shall then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to the date of the Acceleration Event, and the denominator of which is the total number of months in the original Performance Period; and
          (d) upon the making of any such payment, the Award Agreement as to which it relates shall be deemed canceled and of no further force and effect.

     13.4 Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare that 50% of all then outstanding Stock Options not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part. Notwithstanding the foregoing sentence, the percentage of outstanding Stock Options which may become immediately exercisable and fully vested upon the Acceleration Event may, in the Committee’s discretion, be higher or lower than 50%.
     13.5 Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare the restrictions applicable to Awards of Restricted Stock, Deferred Stock or Other Stock- Based Awards to have lapsed, in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such shares of Stock, and deliver such certificates to the Participants in whose names they are registered.
     13.6 The value of all outstanding Stock Option, Stock Rights, Restricted Stock, Deferred Stock, Performance Shares, Stock Awards and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price,” as defined in Section 13.7 as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.
     13.7 For purposes of Section 13.7, “Change in Control Price” means the highest price per share of Stock paid in any transaction reported on the Nasdaq Global Market tier of The Nasdaq Stock Market, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights (or Limited Stock Appreciation Rights) relating to such Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Participant exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights). Notwithstanding the foregoing, Fair Market Value on the date of exercise shall be used for any Award, the use of any other value for which would result in the imposition of income taxes and penalties under Section 409A of the Code.
     13.8 Notwithstanding the foregoing, the time for payment of any Award subject to Section 409A of the Code shall not be accelerated or otherwise changed under this Article to the extent such acceleration or other change would be contrary to the payment timing or other rules under Section 409A (or any regulations thereunder).
ARTICLE XIV
AMENDMENT AND TERMINATION
     14.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan as may be necessary or desirable to implement or discontinue this Plan or any provision thereof. No amendment, without approval by the Company’s shareholders, shall:
          (a) alter the group of persons eligible to participate in the Plan;

          (b) except as provided in Sections 3.5 and 3.10, increase the maximum number of shares of Stock or Stock Options or Stock Rights which are available for Awards under the Plan or increase the maximum number of shares with respect to which Stock Options or Stock Rights may be granted to any employee under the Plan;
          (c) extend the period during which Incentive Stock Option Awards may be granted beyond May 28, 2018;
          (d) limit or restrict the powers of the Board and the Committee with respect to the administration of this Plan; or
          (e) change any of the provisions of this Article XIV.
     14.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:
          (a) annul any Award if the Participant competes against the Company or any Subsidiary or is terminated for cause as determined by the Committee;
          (b) provide for the forfeiture of shares of Stock or other gain under an Award as determined by the Committee for competing against the Company or any Subsidiary; and
          (c) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.
     14.3 If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article XIII.
ARTICLE XV
MISCELLANEOUS PROVISIONS
     15.1 Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company (or to serve as a director thereof) or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its Subsidiaries for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

     15.2 The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Right or the exercise thereof, or in connection with any other type of equity- based compensation provided hereunder or the exercise thereof, including, but not limited to, the withholding of payment of all or any portion of such Award or (to the extent consistent with Section 409A of the Code) another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or (to the extent consistent with Section 409A) another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or (to the extent consistent with Section 409A) selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold.
     15.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16(b) of the Act.
     15.4 The terms of the Plan shall be binding upon the Company, its Subsidiaries, and their successors and assigns.
     15.5 Neither a Stock Option, Stock Right, nor any other type of equity-based compensation provided for hereunder, shall be transferable except as provided for herein. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.
     15.6 This Plan and all actions taken hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by ERISA.
     15.7 The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
     15.8 Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

     15.9 If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.
     15.10 All Awards shall, to extent applicable, comply and be administered in accordance with the rules and requirements of Section 409A of the Code. Notwithstanding any other provision of the Plan, the Committee may take such actions as it deems necessary or appropriate to ensure that any Award comply with or be exempt from Section 409A and may interpret this Plan in any manner necessary to ensure that Awards comply with or are exempt from Section 409A. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement. The Committee may also unilaterally reform any Agreement to the extent necessary to comply with Section 409A.
     15.11 In the event that a Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any payment required under this Plan that is subject to Section 409A and is payable upon Termination of Employment, shall not be made or begin until the expiration of the 6-month period following the Participant’s Termination of Employment.

BIOHEART, INC.
By:	/s/
Authorized Officer

ATTEST:

(Corporate Seal)

Secretary